UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                                     of the
                         SECURITIES EXCHANGE ACT OF 1934
                        Date of Report: September 1, 2004

                     CHINA BIOPHARMACEUTICALS HOLDINGS, INC.
                         ------------------------------
             (Exact name of registrant as specified in its charter)

                                    Delaware
         (State or other jurisdiction of incorporation or organization)


       0-49666                                           13-2949462
(Commission File Number)                    (IRS Employer Identification Number)

                               c/o Nanjiang Keyuan
                                139 Ma Tai Street
                                 Nanjing 210009
                                      China

                           --------------------------
                    (Address of principal executive offices)

                                86 (25) 360 8605
                      -------------------------------------
              (Registrant's telephone number, including area code)

                            Globus Growth Group, Inc.
             44 WEST 24TH STREET, NEW YORK, NY 10010 (former name or
                  former address, if changed since last report)




                     China Biopharmaceuticals Holdings, Inc.
                                    Form 8-K

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

         Effective August 28, 2004, China Biopharmaceuticals Holdings, Inc. (the "Registrant" or the "Company") completed the acquisition of China Biopharmaceuticals Corp. ("CBC"), a British Virgin Islands corporation as the parent, the management company and holder of 90% of the ownership interest in its only operating subsidiary and asset, NanJing Keyuan Pharmaceutical R&D Co., Ltd., doing business in English a.k.a. Nanjing Chemsource Pharmaceutical R&D Co. Ltd, ("Keyuan" or "Chemsource"), a company established in the People's Republic of China ("China")and engaged in the discovery, development and commercialization of innovative drugs and related bio-pharmaceutical products in China. The Registrant is in the process of providing consolidated and combined financial statements from the years 2002-2003 with relevant interim pro forma financial information for release within the relevant required timeframe. The audited financial statements for the years 2002 and 2003 of the underlined acquired business are provided under Item 9.01 in this Report.


Brief Description of the Registrant and Its Predecessors
--------------------------------------------------------

         The Registrant, a Delaware corporation, was originally organized as a corporation under the laws of the state of New York on August 6, 1976 under the name of Globuscope, Inc. On August 7, 1984, its name was changed to Globus Growth Group, Inc., which was its name until it was merged into China Biopharmaceuticals Holdings, Inc., its wholly owned subsidiary in the state of Delaware on August 28, 2004 through an internal re-organizational merger.

         On February 27, 1986, the stockholders of the Registrant approved the divestiture and sale of those assets of the Registrant as pertained to its then camera manufacturing and photography operations as well as the sale of certain shares of stock in a photographic related company owned by it and its interest in the Registrant's then owned premises. The sale was consummated as of February 28, 1986. After such divestiture, the Registrant's activities consisted of the holding of interests in various companies and the seeking out of acquisition and joint-venture opportunities in various fields of business endeavor. On May 27 1988, the Registrant filed with the Securities and Exchange Commission a notification of election to be treated as a "Business Development Company" ("BDC") as that term is defined in the Investment Company Act of 1940 (the "1940 Act"). The decision to become a BDC was made primarily to better reflect the Registrant's anticipated future business and development relationships. A BDC is an investment company designed to assist eligible portfolio companies with capital formation. As a result of the reorganization the acquisition of CBC pursuant to the Exchange Agreement, the Registrant will no longer be a BDC and will continue as an operating company.

         On August 4, 2004, the Registrant filed Definitive Information Statement ("Information Statement") pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended, notifying its shareholders the execution and pending implementation of an Agreement and Plan of Merger was signed by and between Globus Growth Group, Inc., a New York corporation ("Globus") and the predecessor of the Registrant and its wholly owned subsidiary in the State of Delaware under the name of China Biopharmaceuticals Holdings, Inc.("CBH") The Agreement and Plan of Merger Agreement provided for a tax-free reorganization pursuant to the provisions of Section 368 of the Internal Revenue Code, according to which Globus, Inc. merged with and into the Registrant, ceasing its corporate existence and having the Registrant as the surviving corporation of the merger (the "Merger"). In the Merger, all issued and outstanding shares of the common stock of Globus have been converted into shares of common stock the Registrant. On August 28, 2004, the internal reorganizational Merger was completed with Globus merging into CBH with CBH as the surviving entity and the Registrant.

Brief Description of CBC and Its Subsidiaries
---------------------------------------------

         CBC is a bio-pharmaceutical company focused on research and discovery of, development and commercialization of innovative drugs in China. CBC was incorporated in the British Virgin Islands (BVI) as a holding company of pharmaceutical assets in China. It entered into a merger agreement with the predecessor of the Registrant. CBC owns approximately 90% of the ownership interest in Chemsource, its drug discovery arm and only asset. CBC's mission is to maximize investment returns for its shareholders by integrating its strong drug discovery and development strength with manufacturing and commercialization capabilities and by actively participating in the consolidation and privatization of the pharmaceutical industry in China to become a dominant player in the bio-pharmaceutical industry in China.


TECHNOLOGY PLATFORM

         CBC has a robust research and development ("R&D") team focused on discovering new small and large molecule drugs as well as developing generic and improved drugs based on existing products already on the market and traditional Chinese medicine products. CBC has developed a solid discovery and development platform with advanced R&D capabilities based on post genome era technological advances to enable rapid drug discovery and development. CBC also has a rich existing product pipeline. The technological backbone of the CBC's advanced R&D capabilities is a Drug Screening and Testing System--an advanced drug screening and testing system based on certain bio-technologies that has only recently been made possible by rapid technological advances in the Post-Genomics Era. This proprietary gene-level technology platform enables CBC to deliver the next generation of drugs--which are more effective and have fewer side effects in a much shorter period than by traditional pharmaceutical developmental routes.

         The technology team is lead by some of the best drug research scientists and development experts in the country. The CTO, ZHANG Lu Yong, PhD., is one of the leading authorities in new drug discovery and a consultant to the National New Drugs Examination Committee of SFDA. He was a founder and head of Xinzhung New Drugs R&D Center and Deputy Head of the Technical Department of the China Pharmaceutical University. Prior to his current position, he served on the National New Drugs Examination Committee of State Drug and Food Administration of China. He was selected by the state to lead on several top national "863" bio-pharmaceutical projects as such developing high put-through new drug screening platform and others.


PRODUCTS

         CBC has a product pipeline containing approximately twenty-five major products, including sixteen new drugs that are ready for commercialization in China, and nine other drugs undergoing various phases of clinical trials toward approval by the SFDA. Below is a table consisting of the drugs approved and licensed by the SFDA.


----------------------- ----------------- ------------- --------------------------------- ------------------------- ----------------
Drug Name               Target            Clinical      Comparison to Similar             Market Potential          SFDSA
                        Treatment         Program       Drugs                                                       Approval
                                          Status                                                                    License
                                                                                                                    No.
----------------------- ----------------- ------------- --------------------------------- ------------------------- ----------------
1.  Paufloxcin          Infection         Approved      Less side effects than the        The total annual sales of    2003L1867
    Injection           (antibiotics)     and licensed  comparable drug                   Antibiotic drugs in China
                                          by SFDA       photosensitive;                   are about USD 7.3 to 8.5
                                                                                          billion.  The annual total
                                                                                          sale of the category of
                                                                                          the anti-biotic that
                                                                                          Paufloxcin Injection
                                                                                          belongs to is about USD
                                                                                          1.8 to 2.4  billion.
----------------------- ----------------- ------------- --------------------------------- ------------------------- ----------------
2.  Nafamostat for      Disseminated      Approved and  Less side effects, greater        About 1.4 million            2003L00551
    Injection           Intravascular     licensed by   efficiency and lower production   people in China suffer
                        Coagulation       SFDA          costs than comparable  drugs for  from DIC problem.
                        (DIC)                           DIC.   With   annual   sales  of
                                                        USD230  million in Japan.  It is
                                                        considered  a   successful   and
                                                        popular  drug.  The  Company has
                                                        obtained  exclusive  license and
                                                        SFDA  approval  to   manufacture
                                                        and sell in China.
----------------------- ----------------- ------------- --------------------------------- ------------------------- ----------------
3.  Heptaplatin for     Cancer            Approved and  Lower   toxicity   and   greater  Sales for anticancer         2003L01705
    Injection                             licensed by   efficiency    than    comparable  drugs are projected to
                                          SFDA          Chinese  drugs.  Lower  toxicity  account for about 610
                                                        than  comparable   international  million USD in 2004.
                                                        drugs.

----------------------- ----------------- ------------- --------------------------------- ------------------------- ----------------
4.  Secnidazole         Infection         Approved and  Stronger  efficiency  and  fewer  The total annual sales       2003L01223
    Tablets                               licensed by   side  effects  than   comparable  of infection drugs in
                                          SFDA          drugs.                            China is about 366
                                                        The half-life is longer  compare  million USD.
                                                        with existing drugs.

----------------------- ----------------- ------------- --------------------------------- ------------------------- ----------------
5.  Edaravone           Stroke            Approved and  Reliable efficiency, broad        The total  annual  sales    2003L02174
    Injection                             licensed  by  indications  and no serious side  of drugs  for  treatment
                                          SFDA          effects.                          of  stroke  in China are
                                                                                          about 122  million  USD,
                                                                                          with annual  growth rate
                                                                                          of over 20%.
----------------------- ----------------- ------------- --------------------------------- ------------------------- ----------------
6.  Desloratadine       Allergic Disease  Approved and  Fewer side effects than           The total annual sales       2003L02928
    Tablets                               licensed by   comparable medicines              of drugs for treatment
                                          SFDA          (comparable medicine cause        of allergic  disease are
                                                        major side effects  in  the       about 244 to 266
                                                        cardiovascular and digestive      million USD. The
                                                        system).  Additionally, has       number of patients
                                                        greater efficiency  and quicker   suffering Allergic
                                                        action than comparable            Disease is over 30
                                                        medicine.                         million.
----------------------- ----------------- ------------- --------------------------------- ------------------------- ----------------
7.  Torasemide for      Acute Heart       Approved and  Fewer side effects than           About 22 million people      2003L01294
    Injection                             licensed by   comparable medicine. (Existing    in China suffer acute
                                          SFDA          drugs for this indication cause   heart failure and renal
                                                        serious  side  effects for        function failure.
                                                        heart, liver and digestive        The competitive  drug
                                                        system).                          (with side effects) sells
                                                        Lower manufacturing costs         about 200 million  shots
                                                        compared with existing drugs.     per year.
----------------------- ----------------- ------------- --------------------------------- ------------------------- ----------------


----------------------- ----------------- ------------- --------------------------------- ------------------------- ----------------
Drug Name               Target            Clinical      Comparison to Similar             Market Potential          SFDSA
                        Treatment         Program       Drugs                                                       Approval
                                          Status                                                                    License
                                                                                                                    No.
----------------------- ----------------- ------------- --------------------------------- ------------------------- ----------------
8. Torasemide           Hypertension,     Approved and  5-10 times more potent            About 150 million            2003L00804
   Tablets              Heart Failure     licensed by   compared to existing drugs for    people in China suffer
                                          SFDA          this indication. Lower side       from hypertension and
                                                        effects than comparable drugs.    15 million people
                                                                                          suffer heart failure
                                                                                          problems.
----------------------- ----------------- ------------- --------------------------------- ------------------------- ----------------
9.  Torasemide          Hypertension;     Approved and  5-10 times more potent  compared  About 150 million            2003L00516
    Capsules            Heart Failure     licensed by   to   existing   drugs  for  this  people in China suffer
                                          SFDA          indication.  Lower side  effects  hypertension and 15
                                                        than comparable drugs.            million people suffer
                                                                                          heart failure problems.
----------------------- ----------------- ------------- --------------------------------- ------------------------- ----------------
10. Nateglinide         Diabetes          Approved and  Faster reaction than comparable   About 30 million people      2003L00131
    Tablets                               licensed by   drugs.                            in China have  diabetes.
                                          SFDA                                            The market size for
                                                                                          drugs for the treatment
                                                                                          of diabetes is about 366
                                                                                          million USD. The annual
                                                                                          growth rate is over 20%.
----------------------- ----------------- ------------- --------------------------------- ------------------------- ----------------
11. Loxoprofen          Inflammation      Approved and  Stronger efficiency and fewer     The annual sales for         2003L00075
    Granules                              licensed      by side effects than comparable   drugs in this category
                                          SFDA          drugs.                            are about 158 to 183
                                                                                          million USD.
----------------------- ----------------- ------------- --------------------------------- ------------------------- ----------------
12. Gliclazide          Diabetes          Approved and  Gliclazide  is the  top  selling  About 30 million people      2003L4302
    Sustained Release                     licensed by   drug for  treatment  of diabetes  in China suffer from
    Tablets                               SFDA          in China. The Sustained  release  diabetes. In 2002, the
                                                        tablet  has the same  effect  of  annual sales of
                                                        three    dosages    of   regular  diabetes drugs
                                                        Gliclazide  tables, and provides  accounted for about 366
                                                        the daily dosage  prescribed for  million USD. (and
                                                        diabetes               patients.  increased significantly
                                                        Substituting  three  tablets  by  ever since).
                                                        one   tablets,    reduces   side
                                                        effects and costs.
----------------------- ----------------- ------------- --------------------------------- ------------------------- ----------------
13. Meglumine           Cardiovascular    Approved and  Stronger efficiency, quicker      There   are   about   18     2003L5758
    Adenosine           disease           licensed by   action, stableness and lower      million    people    who
    Cyclophosphate                        SFDA          side effects than comparable      suffer              from
    for Injection                                       drugs.                            Cardiovascular   disease
                                                                                          in The  size for dugs in
                                                                                          this  category  is about
                                                                                          854      million     USD
                                                                                          annually.   The   annual
                                                                                          growth rate is over 20%.
----------------------- ----------------- ------------- --------------------------------- ------------------------- ----------------
14. Cefixime Tablets    Infection         Approved and  Stronger  efficiency  and  lower  The   market   size  for     2003L00159
                                          licensed  by  side  effects  than   comparable  anti-biotic   drugs   in
                                          SFDA          drugs.                            China is  about  8.5-9.8
                                                                                          billion USD annually.
----------------------- ----------------- ------------- --------------------------------- ------------------------- ----------------


----------------------- ----------------- ------------- --------------------------------- ------------------------- ----------------
Drug Name               Target            Clinical      Comparison to Similar             Market Potential          SFDSA
                        Treatment         Program       Drugs                                                       Approval
                                          Status                                                                    License
                                                                                                                    No.
----------------------- ----------------- ------------- --------------------------------- ------------------------- ----------------
15. Cefixime Capsules   Infection         Approved and  Stronger  efficiency and  lower   The   market   size  for     2003L01628
                                          licensed  by  side  effects  than comparable    anti-biotic   drugs   in
                                          SFDA          drugs.                            China  is  about  8.5 to
                                                                                          9.8      billion     USD
                                                                                          annually.
----------------------- ----------------- ------------- --------------------------------- ------------------------- ----------------
16. Cefixime Granules   Infection         Approved and  Stronger  efficiencyandlower      The   market   size  for     2003L002619
                                          licensed  by  side  effects  than comparable    anti-biotic   drugs   in
                                          SFDA          drugs.                            China  is  about  8.5 to
                                                                                          9.8      billion     USD
                                                                                          annually.
----------------------- ----------------- ------------- --------------------------------- ------------------------- ----------------

CBC also offers contractual research and development products by licensing the access to its proprietary screening and testing platforms to other pharmaceutical companies. CBC has built a Library of Targeted Drug Candidates ("LTDC") with 20,000 chemical compounds. Drug candidates undergo screening to reveal their potential to become new drugs. CBC collaborates with the University in enhancing the resources of chemical compounds in the library. CBC invests in LTDC to both accelerate its own drug discovery and to generate revenue in the form of access fees paid by other pharmaceutical companies.

Management Team

         CBC is lead by a dynamic and experienced management with extensive experience and track record in the pharmaceuticals business and a history of success in innovative drug development and commercialization. The management of CBC consists of experts in the fields of medical technology, biotechnology, and pharmaceuticals with over 10-years of market place experience and a proven record of success in the management of pharmaceutical businesses in China. The management works as a very tight group with one clear goal, to be the best integrated bio-pharmaceuticals company in China.


MAO, Peng MBA
Age 33. MAO Peng is the Chairman and Chief Executive Officer (CEO) as well as a major shareholder of the Company. Before that, Mr. Mao was the CEO of China Pharmaceuticals Investment Fund Ltd. and managed its investments in the pharmaceutical industry in China. Mr. Mao was also a co-founder and the President of Infogroup Investment Corp., a Canadian company specializing in corporate finance and investment management, and Infogroup Management Consultant Ltd. Canada as well as the CEO of the Shandong China Life S.T. Research
Institute. He has extensive connections and experience in the pharmaceutical industry. Mr. Mao graduated from Shandong University in 1993 with a B.A. degree in Marketing and graduated in 1997, with an MBA degree from the Lundquist College of Business at the University of Oregon.

AN, Lufan, Ph.D.
Age 39. AN Lufan is the President and Chief Operation Officer (COO) and a major shareholder of the Company. Mr. An also serves as CEO of Nanjing Keyuan. He served as the CEO of Shandon Tungtai Pharmaceutical Technology Corp. Prior to that, Mr. An served as head of the New Drugs Development Center of Nanjing Keyuan Pharmaceutical Technology Corp. He has extensive experience in new drug R&D and commercialization of new drugs and has been involved in the development of about thirty-two new drugs and published fifteen related articles in national and international professional journals. Mr. An graduated from Jining Medical College in 1985 with a B.S. degree in Medicine and acquired his Ph.D. degree in Pharmacology from China Pharmaceutical University in 1991.

ZHANG, Luyong, Ph.D.
Age 42. Zhang, Luyong is the Chief Technology Officer (CTO) and a major shareholder of the Company. He was a founder and head of Xinzhung New Drugs R&D Center and is still the Deputy Director of the Technology Department of China Pharmaceutical University.

Between 2000 and 2002, Mr. Zhang was the head of the Department of New Drug Examination in SFDA. Given his strong academic background and R&D capabilities in the pharmaceutical field, Mr. Zhang was invited to run many state research projects as well as projects in the private sector. For example, he was in charge of a project called the National Laboratory of New Drugs Screening. The remarkable results of the project have provided a research platform for the future discovery of new drugs. As a result, the Lab has been approved and certified by the Ministry of Technology and become the first National Class Laboratory in China. Furthermore, Mr. Zhang founded Jiangsu New Drugs Screening Center with funding from the Jiangsu Provincial government. Other government funded projects that Mr. Zhang supervised include: National 863 Project "Establishing New Type of High Through-Put Drug Screening Model", "National 863 Project "Establishing the Platform for High Through-Put Screening Techniques", "R&D for 1st Class TCM of Teng Huang Suan" and "R&D for 1st Class TCM of Hong Hua Huang Ser Su". Mr. Zhang graduated from China Pharmaceutical University in 1983 with a B.S. degree in Pharmacology and obtained his PhD in Pharmacology from China Pharmaceutical University in 1989. He currently holds a professorship at China Pharmaceutical University. He is also a consultant to the National New Drugs Examination Committee of SFDA.

LIU, Xiaohao, M.S.
Age 40. Liu Xiaohao, Senior Vice President of the Company and a major shareholder of the Company, heads the sales operations of the Company. Mr. Liu has accumulated extensive experience and gathered strong track record in drug sales and marketing and has gained broad recognition and high esteem in the industry. Prior to joining the Company, Mr. Liu held several top marketing and sales positions in some of the most successful companies in the industry. He was especially invited by the management and shareholders of the Company to become a shareholder of the Company to head the Company's sales and marketing department. He is a major asset for the Company's future growth.

Before joining the Company, Mr. Liu served as the vice general manager in Shanghai Fuxin Pharmaceutical Corp.("Fuxin"), the largest and one of the most successful generic drug manufacturers in China and a major part of the Fuxin group listed on the Shanghai Stock Exchange. He was responsible for Fuxin's Sales Department and built up a strong sales team in less than 6 months, achieving major sales growth for Fuxin. Prior to Fuxin, he worked at Shengzhen Haiwang Pharmaceutical Corp. as Project Manager and Sales Manager. He developed, licensed and then put in production "Tai-Rui-Ning", a product for pediatric use. Mr. Liu also worked in Nanjing Tian-Ying Pharmaceutical Corp. and served as Vice General Manager in charge of Sales Department. He built up a top special sales team from the scratch and his team contributed at least 50% of that company's total sales and profits. Prior to that, Mr. Liu worked in Jiangsu Chang Ao Pharmaceutical Corp. as Marketing Director. He was in charge of the sales and marketing department in three provinces responsible for planning and marketing major products of the company and turned those products into market leaders in a very short period of time and received "Excellent Management Award" from the company for his achievements. Prior to that, Mr. Liu worked for Jiangsu Xuzhou Pharmaceutical Corp. as Vice General Manager in charge of the Marketing Department. He was responsible for planning, marketing and sales promotions, organized the first "National Forum on Narcotics and Intensive Care" and chaired many seminars on various topics. He graduated from the SFDA Graduate Research Program with a M.S. in Pharmaceutical Administration in 2002 and from China Pharmaceutical University with M.S. degree in Pharmacology in 1986.

HUANG Chentai, MBA
Age 55. Huang, Chentai is the CFO charge of Corporate Development of the Company. Mr. Huang has over twenty years of business related working experience in both North America and Asia. Mr. Huang has been engaged in numerous public offerings and M&A transactions in Singapore, Taiwan and China. He was Co-founder and Director of Infogroup Investment Corporation, Canada. Mr. Huang graduated from Missouri State University with an MBA degree in 1979 and graduated form Taiwan Tamkang University with a B.A. degree in Business Administration in 1971.

Stephen E. Globus
Age 57. Stephen Globus was the Chairman of Globus Growth Group, a company that specialized in venture capital for technology companies. Globus Growth Group was the first or early investor in both biotechnology and technology companies. It was the seed and initial investors to Plasmaco, a USA developer of Plasma Television where Mr. Globus was Chairman and subsequently sold Plasmaco to Matsushita (Panasonic) where he served on one of its Board of Directors. Globus Growth Group was also among the initial investors in Genitope (GTOP), a San Francisco area biotechnology company that is utilizing novel immuno-therapies for the treatment of B-cell Non-Hodgkin's Lymphoma. Globus Growth Group also started Proscure, a Boston based Biotechnology company that was purchased by Repligen (RGEN) and ExSar, a private company involved in drug discovery through the protein/peptide mapping. Among the other portfolio early investments were also Energy Research Company (now FuelCell Energy, FCEL) and Kimeragen, a gene modification company, that was sold to Valigen, a French biotechnology company. Mr. Globus mainly resides in New York City.


CONSIDERATION AND BENEFICIAL OWNERSHIP


         Pursuant to the Exchange Agreement, the Registrant received from CBC Stockholders all of the issued and outstanding common stock of CBC in exchange for 20,842,779 shares of restricted (as defined in Rule 144 of the Securities Act of 1993, as amended) common stock of the Registrant, par value $0.01 per share, which were issued to the CBC Stockholders, representing approximately 90% of the issued and outstanding common capital stock of the Registrant following the time of the issuance. There are currently 23,158,643 issued and outstanding shares of common stock of the reorganized Registrant.

         The following table sets forth the beneficial ownership of directors and officers of the Registrant and persons who owned more than five percent of the Registrant's common capital stock following the closing of the reorganization and the share holdings of the new executive officer, based on 23,158,643 shares outstanding as of August 28, 2004.

Name                    Positions Held                 Shares Owned   Percentage
----                    --------------                 ------------   ----------
Mao Peng                Director, Chairman of Board
                        Chief Executive Officer         4,332,986         19%
AN Lufan                Director,
                        President,
                        Chief Operating Officer         3,286,848         14%
LIU Xiaohao             Director,
                        Senior Vice President,          2,875,992         12%

HUANG Chentai           Chief Financial Officer           400,000          2%
Stephen E. Globus       Director                          485,714          2%*
ZHANG Luyong            Chief Technology Officer          200,000          1%
SHI Xinzhong            Shareholder                     1,725,595          7%
Total:                                                 13,307,135         57%
--------------------------------------------------------------------------------
*Other family members of Mr. Globus together with him hold an aggregate of 1,550,208 shares approximately constituting 6.693% of the Registrant issued and outstanding shares. Currently there is no voting arrangement among those family members.




RISKS FACTORS

         Forward-Looking Statement Risks - The discussion of the business and industry of the Registrant contains various forward-looking statements within the meaning of applicable federal securities laws and are based upon the Company's current expectations and assumptions concerning future events, which are subject to many risks and uncertainties that could cause actual results to differ materially from those anticipated.


China Related Risks
-------------------

         The Registrant's assets are located in China and its revenues are derived from its operations in China. In terms of industry regulations and policies, the economy of China has been transitioning from a planned economy to market oriented economy. Although in recent years the Chinese government has implemented measures emphasizing the utilization of market forces for economic reforms, the reduction of state ownership of productive assets and the establishment of sound corporate governance in business enterprises, a substantial portion of productive assets in China are still owned by the Chinese government. For example, all lands are state owned and are leased to business entities or individuals through governmental granting of State-owned Land Use Rights. The granting process is typically based on government policies at the time of granting and it could be lengthy and complex. This process may adversely affect the Company's future manufacturing expansions. The Chinese government also exercises significant control over China's economic growth through the allocation of resources, controlling payment of foreign currency and providing preferential treatment to particular industries or companies. Uncertainties may arise with changing of governmental policies and measures. At present, the Company's development of R&D technologies and products is subject to approvals from the relevant government authorities in China. Such governmental approval processes are typically lengthy and complex, and never certain to be obtained.

         Political and Economic Risks - China is a developing country with a young market economic system overshadowed by the state. Its political and economic systems are very different from the more developed countries and are still in the stage of change. China also faces many social, economic and political challenges that may produce major shocks and instabilities and even crises, in both its domestic arena and in its relationship with other countries, including but not limited to the United States. Such shocks, instabilities and crises may in turn significantly and negatively affect the Registrant's performance.

         Risks Related to Interpretation of China laws and regulations which involves significant uncertainties - China's legal system is based on written statutes and their interpretation by the Supreme People's Court. Prior court decisions may be cited for reference but have limited value as precedents. Since 1979, the Chinese government has been developing a comprehensive system of commercial laws, and considerable progress has been made in introducing laws and regulations dealing with economic matters such as foreign investment, corporate organization and governance, commerce, taxation and trade. However, because these laws and regulations are relatively new, and because of the limited volume of published cases and judicial interpretation and their lack of force as precedents, interpretation and enforcement of these laws and regulations involve significant uncertainties. In addition, as the Chinese legal system develops, the Registrant cannot assure that changes in such laws and regulations, and their interpretation or their enforcement will not have a material adverse effect on the Registrant's business operations.


Foreign Exchange Control Risks
------------------------------

         Currency Conversion and Exchange Rate Risks - Although the Renminbi/United States dollar exchange rate has been relatively stable in the past five years, there can be no assurance that the exchange rate will not become volatile or that the Renminbi will not be officially devalued against the United States dollar by direction of the Chinese government. Exchange rate fluctuations may adversely affect the Registrant's financial performance because of its foreign currency denominated assets and liabilities, and may reduce the value, translated or converted, as applicable into United States dollars, of the Registrant's net fixed assets, its earnings and declared dividends. The Registrant does not engage in any hedging activities in order to minimize the effect of exchange rate risks.

Regulatory Risks
----------------

         Governmental Regulatory and Policy Risks - The Registrant must follow various government regulations and in particular, SFDA regulations. Government regulations may have material impact on the Company's operations, increase costs and could prevent or delay the Registrant in licensing, manufacturing and selling its products. The Registrant's research, development, testing, manufacturing and marketing activities are subject to various governmental regulations in China. Government regulation include the inspection of and controls over testing, manufacturing, safety and environmental considerations, efficacy, labeling, advertising, promotion, record keeping and ,sale and distribution of pharmaceutical products. The Registrant will not be able to license, manufacture, sell and distribute the vast majority of its products without a proper approval from government agencies and in particular the SFDA. There is no assurance that the Registrant will obtain such approvals.

         In addition, delays or rejections may be encountered based upon additional government regulation from future legislation, administrative action or changes in governmental policy and interpretation during the period of product development and product assessment. Although the Registrant has, so far, obtained the marketing rights for selling some of its products in the China, however, it may not continue to receive and maintain regulatory approvals for the sales of these products. The Registrant's marketing activities are also subject to government regulations with respect to the prices that it intends to charge or any other marketing and promotional related activities. Government regulations may substantially increase the costs for the Registrant of developing, licensing, manufacturing and selling its products. The Registrant cannot market its products in the United States until such products obtain approval from the Food & Drug Authority (the "FDA"), and there is no assurance that the Registrant will obtain such approval. The Registrant has limited if any experience in conducting extensive testing and expert assessments to obtain regulatory approvals in the United States.

Registrant Related Risks
------------------------

         Risks Related to the Registrant's Strategy and Risks Related to the Inability to Carry Out Such Strategy - The Registrant's strategy may be based on wrong assumptions and may be seriously flawed and even in fact damage the Registrant's performance, competitive position in the market and even its ability to survive in the market place. Even if the strategy is correct, the Registrant may never be able to successfully implement its strategy or implement the strategy in the desired fashion. These risk factors may cause major risks to the Registrant's performance and even survival.

         Risks Related to the Implementation of the Registrant's Operation and Marketing Plan - The Registrant's operation plan and marketing plan may be seriously flawed and even in fact damage the Registrant's performance, competitive position in the market and even its ability to survive in the market place. Even if the operation plan and the marketing plan are correct, the Registrant may never be able to successfully implement the plans or implement the strategy in the desired fashion. These risk factors may cause major risks to the Registrant's performance and even survival.

         Risks Related to the Registrant's Products and Services - The Registrant's products and services involve direct or indirect impact on human health and life. The drugs, products and services provided may be flawed and cause dangerous side effects and even fatality in certain cases and lead to major business losses and legal and other liabilities and damages to the Registrant.

         Risks Related to the Registrant's Technology and Its Platforms - The Registrant's technologies and platforms may be seriously defective and flawed producing wrong and harmful results, exposing the Registrant to significant liabilities. Even if they are not defective or flawed, these technologies and platforms may become outdated, losing their value and thus the competitive advantages of the Registrant.

         Risks Related to Competition - The pharmaceutical industry is a highly competitive and rapidly changing industry, the Registrant may not able to adjust sufficiently quickly and effectively to survive and succeed in the competition. There are many larger players, both Chinese and foreign, that are stronger than the Registrant, in terms of financial strength and technology, that can cause significant damages to the Registrant.

         Marketing Risks - Newly developed drugs and technologies may not be compatible with market needs. Because markets for drugs differentiate geographically inside China, the Registrant must develop and manufacture its products to accurately target specific markets to ensure product sales. If the Registrant fails to invest in extensive market research to understand the health needs of consumers in different geographic areas, it may face limited market acceptance of its products, which could have material adverse effect on the Registrant's sales and earning.

         Risks Related to Research and the Ability to Develop New Drugs - The Registrant's growth and survival depends on its ability to consistently discover, develop and commercialize new products and find new and improve on existing technologies and platforms. As such, if the Registrant fails to make sufficient investments in research, be attentive to consumer needs or does not focus on the most advanced technologies, the Registrant's current and future products could be surpassed by more effective or advanced products of other companies.

         Risks Related to Acquisitions - A major part of the Registrant's strategy involves acquisitions of other companies and products and technologies. The Registrant may not be able to complete successfully such acquisitions due to the lack of capital and other factors. Even if the Registrant can complete such acquisitions, the Registrant may not be able to absorb and integrate the acquired operation and assets successfully into the Registrant's currently operation. The Registrant may even make wrong acquisitions.

         Risks related to Financial Reports and Estimates - The Registrant is subject to critical accounting policies and actual results may vary from the Registrant's estimates. The Registrant follows generally accepted accounting principles for the United States in preparing the Registrant's financial statements. As part of this work, the Registrant must make many estimates and judgments concerning future events. These affect the value of the assets and liabilities, contingent assets and liabilities, and revenue and expenses reported the Registrant's financial statements. The Registrant believes that these estimates and judgments are reasonable, and it makes them in accordance with its accounting policies based on information available at the time. However, actual results could differ from the Registrant's estimates, and this could require the Registrant to record adjustments to expenses or revenues that could be material to the Registrant's financial position and results of operations in future periods.

         Risks Related to Significant Financing Needs - The Registrant needs significant amount of capital to invest in its research and development, in acquisitions and in its operations. The Registrant may not be able to identify and raise sufficient capital in a timely manner to finance its research and development activity, operation, acquisitions, growth and even survival. Even if such financings are available, they may not be timely or sufficient or on the terms desirable, acceptable or not harmful to existing shareholders of the Registrant.

         Risks Related to Growth and the Ability to Manage Growth - For the Registrant to survive and to succeed, the Registrant has to consistently grow. However, the management and the Registrant may not be able to achieve or manage such growth. The inability to achieve and maintain and manage growth will significantly affect the Registrant's survival and market position.

         Dependence On Key Personnel - The Registrant depends on its key management and technological personnel. The unavailability or departure of such key personnel may seriously disrupt and harm the Registrant's operation, business and the implementation of its business strategy and plans. Although most of these personnel are founders and shareholders of the Registrant, there can be no assurance that the Registrant can be successful in retaining them.

         Risks relating to Related Party Transactions- There are currently no related party transactions. Nevertheless, the Registrant may in the future get into transactions with related parties.


Risks Related to Common Stock
-----------------------------

         Shares of the Registrant's common stock are currently not traded anywhere. The Registrant is in the process of applying to be traded in the Over the Counter Bulletin Board market. There is no assurance that the Registrant's common stock will be quoted anytime soon and even when the Registrant's stock is finally quoted and traded, there is no assurance that there will be sufficient trading activity to provide liquidity.

         Risks of Lack of Liquidity and Volatility Risks - Even if the Registrant's common stock is quoted and traded in the OTC BB market, the liquidity of the Registrant's common stock may be very limited and affected by its limited trading market. The OTC BB market is an inter-dealer market much less regulated than the major exchanges and are subject to abuses and volatilities and shorting. There is currently no broadly followed and established trading market for the Registrant's common stock. An established trading market may never develop or be maintained. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders. Absence of an active trading market reduces the liquidity of the Shares.

         Even if quoted and traded, the trading volume of the Registrant's common stock may be limited and sporadic. As a result of such trading activity, the quoted price for the Registrant's common stock on the OTC BB may not necessarily be a reliable indicator of its fair market value. Further, if the Registrant ceases to be quoted, holders would find it more difficult to dispose of, or to obtain accurate quotations as to the market value of the Registrant's common stock and as a result, the market value of the Registrant's common stock likely would decline.

         Risks Related to Penny Stocks - Even if quoted and traded, the Registrant's common stock may be subject to regulations prescribed by the Securities and Exchange Commission relating to "Penny Stock". The Securities and Exchange Commission has adopted regulations that generally define a penny stock to be any equity security that has a market price (as defined in such regulations) of less than $5.00 per share, subject to certain exceptions. If the Registrant's common stock meets the definition of a penny stock, it will be subject to these regulations, which impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investor, generally institutions with assets in excess of $5,000,000 and individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 (individually) or $300,000 (jointly with their spouse).

         Risks of Depressed Price and Downward Pressure on the Shares - Even when quoted and traded, a significant number of the Registrant's shares will be eligible for sale and their sale could depress the market price of the Registrant's stock. Sales of a significant number of shares of the Registrant's common stock in the public market following the merger and related transactions could harm the market price of the Registrant's common stock. Moreover, as additional shares of the Registrant's common stock become available for resale in the public market pursuant to the registration of the sale of the shares, and otherwise, the supply of the Registrant's common stock will increase, which could decrease its price. Some or all of the shares of common stock may be offered from time to time in the open market pursuant to Rule 144, and these sales may have a depressive effect on the market for the shares of common stock. In general, a person who has held restricted shares for a period of one year may, upon filing with the SEC a notification on Form 144, sell into the market common stock in an amount equal to the greater of 1% of the outstanding shares or the average weekly number of shares sold in the last four weeks prior to such sale. Such sales may be repeated once each three months, and any of the restricted shares may be sold by a non-affiliate after they have been held two years.

         Risks related to Concentration of Ownership - After giving effect to the exchange, certain of the Registrant's principal stockholders will have significant voting power and may take actions that may not be in the best interest of other stockholders. Certain of the Registrant's officers, directors and principal stockholders control a significant percentage of the Registrant's outstanding common stock. If these stockholders act together, they may be able to exert significant control over the Registrant's management and affairs requiring stockholder approval, including approval of significant corporate transactions. This concentration of ownership may have the effect of delaying or preventing a change in control and might adversely affect the market price of the Registrant's common stock. This concentration of ownership may not be in the best interests of all Registrant's stockholders.

         Risks related to Growth and Financial Control - Following its reorganization, the Registrant has a new management team, which is partially familiar with the capital market and the ways in which a U.S.A public company should be managed and operated. The management is currently making efforts to familiarize itself with the relevant laws, rules and regulations and market practices. However, there can be no assurance that the new management team can master the relevant knowledge and skills and set up the required system in time to prevent breaches and to meet the expectations of its shareholders. In terms of financial control, the Registrant is making major adjustments to comply with the reporting obligations and new securities law requirements. However, there can be no assurance that the financial control system will be improved effectively to ensure smooth operations.


ITEM 5.01 CHANGES IN CONTROL OF THE REGISTRANT

         On August 4, 2004, the Registrant filed Definitive Information Statement ("Information Statement") pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended, notifying its shareholders the execution and pending implementation of an Agreement and Plan of Merger was signed by and between Globus Growth Group, Inc., a New York corporation ("Globus") and the predecessor of the Registrant and its wholly owned subsidiary in the State of Delaware under the name of China Biopharmaceuticals Holdings, Inc.("CBH") The Agreement and Plan of Merger Agreement provided for a tax-free reorganization pursuant to the provisions of Section 368 of the Internal Revenue Code, according to which Globus, Inc. merged with and into the Registrant, ceasing its corporate existence and having the Registrant as the surviving corporation of the merger (the "Merger"). In the Merger, all issued and outstanding shares of the common stock of Globus have been converted into shares of common stock the Registrant. On August 28, 2004, the internal reorganizational Merger was completed with Globus merging into CBH with CBH as the surviving entity and the Registrant.

         Also on August 28, 2004, the Registrant, CBC, as the parent, the management company and holder of 90% of the ownership interest in NanJing Keyuan Pharmaceutical R&D Co., Ltd., doing business in English a.k.a. Nanjing Chemsource Pharmaceutical R&D Co. Ltd, ("Keyuan" or "Chemsource"), its only operating subsidiary and asset, consummated the transactions contemplated by an Exchange Agreement signed on June 8, 2004 by and between the Registrant, CBC, Keyuan and Peng MAO as sole shareholder of CBC, filed as Exhibit 2 to the Form 10K 2004, filed June 14, 2004. As per the Exchange Agreement, the Registrant acquired 100% of the capital stock of CBC in exchange for approximately 90% of the Registrant's outstanding common stock.


         Pursuant to the acquisition, a new management team has been put into place. One of former management team member, Stephen E. Globus, the former Chief Executive Officer and a director of Company remained as a member of the board of directors of the Registrant. Below (Item 5.02) are the biographical information on the new management team. CBC is lead by a dynamic and experienced management with extensive experience and track record in the pharmaceuticals business and a history of success in innovative drug development and commercialization. The management of CBC consists of experts in the fields of medical technology, biotechnology, and pharmaceuticals with over 10-years of market place experience and a proven record of success in the management of pharmaceutical businesses in China. The management works as a very tight group with one clear goal, to be the best integrated bio-pharmaceuticals company in China.


CONSIDERATION AND BENEFICIAL OWNERSHIP


         Pursuant to the Exchange Agreement, the Registrant received from CBC Stockholders all of the issued and outstanding common stock of CBC in exchange for 20,842,779 shares of restricted (as defined in Rule 144 of the Securities Act of 1993, as amended) common stock of the Registrant, par value $0.01 per share, which were issued to the CBC Stockholders, representing approximately 90% of the issued and outstanding common capital stock of the Registrant following the time of the issuance. There are currently 23,158,643 issued and outstanding shares of common stock of the reorganized Registrant.

         The following table sets forth the beneficial ownership of directors and officers of the Registrant and persons who owned more than five percent of the Registrant's common capital stock following the closing of the reorganization and the share holdings of the new executive officer, based on 23,158,643 shares outstanding as of August 28, 2004.

Name                    Positions Held               Shares Owned     Percentage
----                    --------------               ------------     ----------
MAO Peng                Director,
                        Chairman of Board
                        Chief Executive Officer       4,332,986          19%
AN Lufan                Director,
                        President,
                        Chief Operating Officer       3,286,848          14%
LIU Xiaohao             Director,
                        Senior Vice President,        2,875,992          12%
HUANG Chentai           Chief Financial Officer         400,000           2%
Stephen E. Globus       Director                        485,714           2%*
ZHANG Luyong            Chief Technology Officer        200,000           1%
SHI Xinzhong            Shareholder                   1,725,595           7%
Total:                                               13,307,135          57%
--------------------------------------------------------------------------------
*Other family members of Mr. Globus together with him hold an aggregate of 1,550,208 shares approximately constituting 6.693% of the Registrant issued and outstanding shares. Currently there is no voting arrangement among those family members.



ITEM 5.02: DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

         All existing officers and directors of the Registrant except for Stephen E. Globus who will remain as a director resigned effective August 28, 2004. On that day, Peng MAO, LIU Xiaohao and AN Lufan were elected as the new directors of the Registrant in addition to Stephen E. Globus.

         In addition,  the  following  people were  appointed as officers of the
Company: Peng Mao was appointed as Chief Executive Officer of the Registrant and Chairman of the Board, An Lufan was appointed as Chief Operating Officer of the Registrant, Zhang Luyong was appointed as Chief Technology Officer, Huang Chen tai was appointed as Vice President of Corporate Development and Acting Chief Financial Officer and LIU Xiaohao was appointed as Senior Vice President. All officers and directors of the Registrant listed below will have a 5 year employment term and their annual salary ranged from $15,000 to $25,000. These terms may be adjusted at the discretion of the Registrant's Board of Directors.

MAO, Peng MBA
Age 33. MAO Peng is the Chairman and Chief Executive Officer (CEO) as well as a major shareholder of the Company. Before that, Mr. Mao was the CEO of China Pharmaceuticals Investment Fund Ltd. and managed its investments in the pharmaceutical industry in China. Mr. Mao was also a co-founder and the President of Infogroup Investment Corp., a Canadian company specializing in corporate finance and investment management, and Infogroup Management Consultant Ltd. Canada as well as the CEO of the Shandong China Life S.T. Research
Institute. He has extensive connections and experience in the pharmaceutical industry. Mr. Mao graduated from Shandong University in 1993 with a B.A. degree in Marketing and graduated in 1997, with an MBA degree from the Lundquist College of Business at the University of Oregon.

AN, Lufan, Ph.D.
Age 39. AN Lufan is the President and Chief Operation Officer (COO) and a major shareholder of the Company. Mr. An also serves as CEO of Nanjing Keyuan. He served as the CEO of Shandon Tungtai Pharmaceutical Technology Corp. Prior to that, Mr. An served as head of the New Drugs Development Center of Nanjing Keyuan Pharmaceutical Technology Corp. He has extensive experience in new drug R&D and commercialization of new drugs and has been involved in the development of about thirty-two new drugs and published fifteen related articles in national and international professional journals. Mr. An graduated from Jining Medical College in 1985 with a B.S. degree in Medicine and acquired his Ph.D. degree in Pharmacology from China Pharmaceutical University in 1991.

ZHANG, Luyong, Ph.D.
Age 42. Zhang, Luyong is the Chief Technology Officer (CTO) and a major shareholder of the Company. He was a founder and head of Xinzhung New Drugs R&D Center and is still the Deputy Director of the Technology Department of China Pharmaceutical University.

Between 2000 and 2002, Mr. Zhang was the head of the Department of New Drug Examination in SFDA. Given his strong academic background and R&D capabilities in the pharmaceutical field, Mr. Zhang was invited to run many state research projects as well as projects in the private sector. For example, he was in charge of a project called the National Laboratory of New Drugs Screening. The remarkable results of the project have provided a research platform for the future discovery of new drugs. As a result, the Lab has been approved and certified by the Ministry of Technology and become the first National Class Laboratory in China. Furthermore, Mr. Zhang founded Jiangsu New Drugs Screening Center with funding from the Jiangsu Provincial government. Other government funded projects that Mr. Zhang supervised include: National 863 Project "Establishing New Type of High Through-Put Drug Screening Model", "National 863 Project "Establishing the Platform for High Through-Put Screening Techniques", "R&D for 1st Class TCM of Teng Huang Suan" and "R&D for 1st Class TCM of Hong Hua Huang Ser Su". Mr. Zhang graduated from China Pharmaceutical University in 1983 with a B.S. degree in Pharmacology and obtained his PhD in Pharmacology from China Pharmaceutical University in 1989. He currently holds a professorship at China Pharmaceutical University. He is also a consultant to the National New Drugs Examination Committee of SFDA.

LIU, Xiaohao, M.S.
Age 40. Liu Xiaohao, Senior Vice President of the Company and a major shareholder of the Company, heads the sales operations of the Company. Mr. Liu has accumulated extensive experience and gathered strong track record in drug sales and marketing and has gained broad recognition and high esteem in the industry. Prior to joining the Company, Mr. Liu held several top marketing and sales positions in some of the most successful companies in the industry. He was especially invited by the management and shareholders of the Company to become a shareholder of the Company to head the Company's sales and marketing department. He is a major asset for the Company's future growth.

Before joining the Company, Mr. Liu served as the vice general manager in Shanghai Fuxin Pharmaceutical Corp.("Fuxin"), the largest and one of the most successful generic drug manufacturers in China and a major part of the Fuxin group listed on the Shanghai Stock Exchange. He was responsible for Fuxin's Sales Department and built up a strong sales team in less than 6 months, achieving major sales growth for Fuxin. Prior to Fuxin, he worked at Shengzhen Haiwang Pharmaceutical Corp. as Project Manager and Sales Manager. He developed, licensed and then put in production "Tai-Rui-Ning", a product for pediatric use. Mr. Liu also worked in Nanjing Tian-Ying Pharmaceutical Corp. and served as Vice General Manager in charge of Sales Department. He built up a top special sales team from the scratch and his team contributed at least 50% of that company's total sales and profits. Prior to that, Mr. Liu worked in Jiangsu Chang Ao Pharmaceutical Corp. as Marketing Director. He was in charge of the sales and marketing department in three provinces responsible for planning and marketing major products of the company and turned those products into market leaders in a very short period of time and received "Excellent Management Award" from the company for his achievements. Prior to that, Mr. Liu worked for Jiangsu Xuzhou Pharmaceutical Corp. as Vice General Manager in charge of the Marketing Department. He was responsible for planning, marketing and sales promotions, organized the first "National Forum on Narcotics and Intensive Care" and chaired many seminars on various topics. He graduated from the SFDA Graduate Research Program with a M.S. in Pharmaceutical Administration in 2002 and from China Pharmaceutical University with M.S. degree in Pharmacology in 1986.

HUANG Chentai, MBA
Age 55. Huang, Chentai is the CFO in charge of Corporate Development of the Company. Mr. Huang has over twenty years of business related working experience in both North America and Asia. Mr. Huang has been engaged in numerous public offerings and M&A transactions in Singapore, Taiwan and China. He was Co-founder and Director of Infogroup Investment Corporation, Canada. Mr. Huang graduated from Missouri State University with an MBA degree in 1979 and graduated form Taiwan Tamkang University with a B.A. degree in Business Administration in 1971.

Stephen E. Globus
Age 57. Stephen Globus was the Chairman of Globus Growth Group, a company that specialized in venture capital for technology companies. Globus Growth Group was the first or early investor in both biotechnology and technology companies. It was the seed and initial investors to Plasmaco, a USA developer of Plasma Television where Mr. Globus was Chairman and subsequently sold Plasmaco to Matsushita (Panasonic) where he served on one of its Board of Directors. Globus Growth Group was also among the initial investors in Genitope (GTOP), a San Francisco area biotechnology company that is utilizing novel immuno-therapies for the treatment of B-cell Non-Hodgkin's Lymphoma. Globus Growth Group also started Proscure, a Boston based Biotechnology company that was purchased by Repligen (RGEN) and ExSar, a private company involved in drug discovery through the protein/peptide mapping. Among the other portfolio early investments were also Energy Research Company (now FuelCell Energy, FCEL) and Kimeragen, a gene modification company, that was sold to Valigen, a French biotechnology company. Mr. Globus mainly resides in New York City.

ITEM 5.03  AMENDMENTS TO ARTICLE OF  INCORPORATION  OR BYLAWS;  CHANGE IN FISCAL
YEAR.

         As indicated in the information statement filed on schedule 14-C by the Registrant on August 4, 2004, the new By-laws of the Registrant as a Delaware corporation provide that the fiscal year end of the Registrant shall be December
31. The fiscal year end has thus been changed from the end of February to December 31 so the fiscal years of the Registrant and its subsidiaries coincide. As a result, the Registrant has entered a transition period, according to which, the Registrant's next 10Q is due September 30. During the Transition Period, beginning from May 31, 2004 to September 30 , the Registrant shall begin to file a quarterly report on Form 10-QSB no later than November 15, 2004, covering the period between May 31, 2004 to September 30, 2004. Thereafter, quarterly reports on Form 10QSB will be filed according to the December 31 year end.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a)      Financial statements of underlined business acquired.

(b)      Pro forma financial information.

(c)      Exhibits.

         The following exhibits are hereby filed as part of this Current Report on Form 8-K:

99.1     Press Release issued by the Registrant. on September 1, 2004.

99.2     List of information incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        China  Biopharmaceuticals Holdings, Inc.

                                        By:   /s/  MAO Peng
                                        -----------------------------
                                           Name:  MAO Peng
                                           Title: Chairman and
                                           Chief Executive Officer

Dated:  September 1, 2004

                        NANJING CHEMSOURCE PHARMACEUTICAL
                                  R&D CO., LTD.
                          AUDITED FINANCIAL STATEMENTS
                               FOR THE YEARS ENDED
                           DECEMBER 31, 2003 AND 2002

                 NANJING CHEMSOURCE PHARMACEUTICAL R&D CO., LTD.



                                    CONTENTS
                                    --------


PAGE  1      INDEPENDENT AUDITORS' REPORT

PAGE  2      BALANCE SHEETS AS OF DECEMBER 31, 2003 AND 2002

PAGE  3      STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME/(LOSS)
             FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002

PAGE  4      STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY/(DEFICIENCY)
             FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002

PAGE  5      STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED DECEMBER 31, 2003
             AND 2002

PAGE  6-18   NOTES TO FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2003
             AND 2002

                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------


To the Board of Directors and Stockholders of:
Nanjing Chemsource Pharmaceutical R&D Co., Ltd.

We have audited the accompanying balance sheets of Nanjing Chemsource Pharmaceutical R&D Co., Ltd. ("the Company") as of December 31, 2003 and 2002 and the related statements of operations and comprehensive income/(loss), changes in shareholders' equity/(deficiency) and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2003 and 2002 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.




/s/ WEINBERG & COMPANY, P.A.

WEINBERG & COMPANY, P.A.

Boca Raton, Florida
February 28, 2004

                 NANJING CHEMSOURCE PHARMACEUTICAL R&D CO., LTD.
                                 BALANCE SHEETS
                        AS OF DECEMBER 31, 2003 AND 2002
                        --------------------------------


                                     ASSETS
                                     ------

                                                             2003        2002
                                                          ---------   ---------

CURRENT ASSETS
    Cash and cash equivalents                             $  88,277   $  48,406
    Accounts receivable                                     786,545        --
    Inventories                                               2,021         347
    Patent and development costs                             13,290        --
    Other receivable and prepaid expenses                    47,482      22,954
                                                          ---------   ---------
         Total Current Assets                               937,615      71,707

Property, plant and equipment, net                           59,972      50,087
                                                          ---------   ---------

TOTAL ASSETS                                              $ 997,587   $ 121,794
------------                                              =========   =========

                LIABILITIES AND SHAREHOLDERS' EQUITY/(DEFICIENCY)
                -------------------------------------------------

CURRENT LIABILITIES
    Accounts payable                                      $  57,995   $    --
    Other payables                                           69,280       9,511
    Customer deposits                                       134,112     137,726
    Deferred tax liability                                  116,918        --
    Amounts due to shareholders                             321,484     214,733
                                                          ---------   ---------
         Total Current Liabilities                          699,789     361,970
                                                          ---------   ---------

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY/(DEFICIENCY)
    Registered capital                                       60,397      60,397
    Retained earnings/(deficit)                             237,379    (300,593)
    Accumulated other comprehensive income                       22          20
                                                          ---------   ---------
         Total Shareholders' Equity/(Deficiency)            297,798    (240,176)
                                                          ---------   ---------

TOTAL LIABILITIES AND
    SHAREHOLDERS' EQUITY/(DEFICIENCY)                     $ 997,587   $ 121,794
-------------------------------------                     =========   =========







               See accompanying notes to the financial statements
                                      - 2 -

                 NANJING CHEMSOURCE PHARMACEUTICAL R&D CO., LTD.
            STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME/(LOSS)
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002
                 ----------------------------------------------



                                                           2003         2002
                                                        ----------   ----------

REVENUE                                                 $1,016,733   $  167,059
RESEARCH AND DEVELOPMENT COSTS                             306,621      250,836
                                                        ----------   ----------
GROSS PROFIT/(LOSS)                                        710,112      (83,777)
General And Administrative Expenses                         55,400       57,590
                                                        ----------   ----------
Income/(Loss) From Operations                              654,712     (141,367)
OTHER INCOME
    Interest income                                            166          144
    Other income, net                                           12         --
                                                        ----------   ----------
Income/(Loss) Before Income Taxes                          654,890     (141,223)
Income Taxes                                               116,918         --
                                                        ----------   ----------
Net Income/(Loss)                                          537,972     (141,223)
Foreign Currency Translation Gain                                2           12
                                                        ----------   ----------

COMPREHENSIVE INCOME/(LOSS)                             $  537,974   $ (141,211)
---------------------------                             ==========   ==========


















               See accompanying notes to the financial statements
                                      - 3 -


                 NANJING CHEMSOURCE PHARMACEUTICAL R&D CO., LTD.
                  STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002
                 ----------------------------------------------



                                                                      Accumulated
                                                      Retained           other
                                      Registered      earnings/      comprehensive
                                       capital        (deficit)          income          Total
                                    -------------   -------------    -------------   -------------
Balance as of  January 1, 2002      $      60,397   $    (159,370)   $           8   $     (98,965)
------------------------------

Foreign currency translation gain            --              --                 12              12

Net loss                                     --          (141,223)            --          (141,223)
                                    -------------   -------------    -------------   -------------

Balance as of December 31, 2002            60,397        (300,593)              20        (240,176)
-------------------------------

Foreign currency translation gain            --              --                  2               2

Net income                                   --           537,972             --           537,972
                                    -------------   -------------    -------------   -------------

BALANCE AS OF DECEMBER 31, 2003     $      60,397   $     237,379    $          22   $     297,798
-------------------------------     =============   =============    =============   =============
























                 See accompanying notes to financial statements
                                      - 4 -

                 NANJING CHEMSOURCE PHARMACEUTICAL R&D CO., LTD.
                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002
                 ----------------------------------------------



                                                            2003         2002
                                                         ---------    ---------

CASH FLOWS FROM OPERATING ACTIVITIES
Net income/(loss)                                        $ 537,972    $(141,223)
Adjustments to reconcile net loss to net cash
  provided by operating activities:
Depreciation                                                11,943        9,567

Changes in operating assets and liabilities :
(Increase)/decrease in:
 Accounts receivable                                      (786,545)        --
 Inventories                                                (1,674)        (347)
 Patent and development costs                              (13,290)        --
 Other receivable and prepaid expenses                     (24,528)     (22,954)
 Increase/(decrease) in:
 Accounts payable                                           57,995         --
 Other payable                                              59,769        9,511
 Amount due to shareholders                                106,751      122,510
 Deferred tax liability                                    116,918         --
 Customer deposit                                           (3,614)      85,773
                                                         ---------    ---------
      Net cash provide by operating activities              61,697       62,837
                                                         ---------    ---------

CASH FLOWS FROM INVESTING ACTIVITIES
 Purchase of fixed assets                                  (21,828)     (17,685)
                                                         ---------    ---------
      Net cash used in investing activities                (21,828)     (17,685)
                                                         ---------    ---------

CASH FLOWS FROM FINANCING ACTIVITIES                          --           --
                                                         ---------    ---------

NET INCREASE IN CASH AND CASH EQUIVALENTS                   39,869       45,152
 Effect of exchange rate changes on cash                         2           12
 Cash and cash equivalents, at beginning of year            48,406        3,242
                                                         ---------    ---------

CASH AND CASH EQUIVALENTS, AT END OF YEAR                $  88,277    $  48,406
-----------------------------------------                =========    =========

SUPPLEMENTARY CASH FLOWS INFORMATION
 Interest paid                                           $    --      $    --
                                                         =========    =========






               See accompanying notes to the financial statements
                                      - 5 -

                 NANJING CHEMSOURCE PHARMACEUTICAL R&D CO., LTD.
                        NOTES TO THE FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002
                 ----------------------------------------------





1.       ORGANIZATION AND PRINCIPAL ACTIVITIES

         Nanjing Chemsource Pharmaceutical R&D Co., Ltd. (the "Company") is a privately owned enterprise established in the People's Republic of China (the "PRC").

         The principal activities of the Company are research, development and sale of pharmaceutical formulas and the related services.


2.       BASIS OF PRESENTATION

         The accompanying financial statements are prepared in accordance with generally accepted accounting principles in the United States of America ("US GAAP"). This basis of accounting differs from that used in the statutory accounts of the Company, which were prepared in accordance with the "Accounting Standards for Business Enterprises" and "Accounting System for Business Enterprises" in the PRC ("PRC GAAP").

         Certain accounting principles, which are stipulated by US GAAP, are not all applicable in the PRC. The difference between PRC GAAP accounts of the Company and its US GAAP financial statements is immaterial.

                 NANJING CHEMSOURCE PHARMACEUTICAL R&D CO., LTD.
                        NOTES TO THE FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002
                 ----------------------------------------------





3.       SUMMARY OF PRINCIPAL ACCOUNTING POLICIES

         (a)      Economic and political risks

                  The Company faces a number of risks and challenges since its operation is in PRC and its primary markets is in the PRC.

         (b)      Property, plant and equipment

                  Property, plant and equipment are stated at cost less accumulated depreciation. Depreciation on property, plant and equipment is calculated on the straight-line basis to write off the costs of assets over their respective estimated useful lives. Estimated useful lives of the property, plant and equipment are as follows:

                           Equipment and machinery             6 years
                           Motor vehicles                      8 years
                           Furniture and fixtures              5 years

                  The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the statement of income. The cost of maintenance and repairs is charged to income as incurred, whereas significant renewals and betterments are capitalized.

                  Long-term assets of the Company are reviewed annually as to whether their carrying value has become impaired, pursuant to the guidelines established in Statement of Financial Accounting Standards ("SFAS") No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets". The Company also re-evaluates the periods of amortization to determine whether subsequent events and circumstances warrant revised estimates of useful lives.

                 NANJING CHEMSOURCE PHARMACEUTICAL R&D CO., LTD.
                        NOTES TO THE FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002





3.       SUMMARY OF PRINCIPAL ACCOUNTING POLICIES (CONTINUED)

         (c)      Accounts and other receivables

                  Accounts receivables are recognized and carried at original invoice amount less an allowance for any uncollectible amounts. An estimate for doubtful accounts is made when collection of the full amount is no longer probable. Bad debts are written off as incurred.

         (d)      Cash and cash equivalents

                  For financial reporting purposes, the Company considers all highly liquid investment purchased with original maturity of three months or less to be cash equivalents. The Company maintains no bank accounts in the United States of America.

         (e)      Patent and development costs

                  The patent and development costs represent patented pharmaceutical formulas, which have obtained official registration certificate or official approval for clinical trials, held for sale. Such costs comprise purchase costs of patented pharmaceutical formulas, development costs on direct labors, raw materials and other related expenses of pharmaceutical formulas. Patent and development costs are accounted for on an individual basis. The carrying value of patent and development costs is reviewed for impairment annually when the assets is not yet in use, and otherwise when events changes in circumstances indicate that the carrying value may not be recoverable. (See 3(f) Research and development costs))

                 NANJING CHEMSOURCE PHARMACEUTICAL R&D CO., LTD.
                        NOTES TO THE FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002
                 ----------------------------------------------




3.       SUMMARY OF PRINCIPAL ACCOUNTING POLICIES (CONTINUED)

         (f)      Research and development costs

                  Research and development costs of pharmaceutical formulas for contracted projects are expensed when incurred.

                  Research costs of pharmaceutical formulas held for sale are expensed whereas the development costs are expensed until the project attained technical feasibility, i.e. obtained official approval for clinical trials, which such development costs are capitalized. The amounts expensed in 2003 and 2002 were $306,621 and $250,836, respectively. The amounts capitalized in 2003 and 2002 were $13,290 and $0, respectively.

         (g)      Fair value of financial instruments

                  The Company's financial instruments include cash and cash equivalents, accounts receivable, accounts payable, accrued expenses, customer deposits and amounts due to related parties. Management has estimated that the carrying amount approximate their fair values due to their short-term nature.

         (h)      Revenue and revenue recognition

                  For fixed-price refundable contracts, the Company recognizes revenue on a milestone basis. Progress payments received/receivables are recognized as revenue only if the specified milestone is achieved, accepted by the customer, confirmed not refundable and continued performance of future research and development services related to the milestone are not required.

                 NANJING CHEMSOURCE PHARMACEUTICAL R&D CO., LTD.
                        NOTES TO THE FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002
                 ----------------------------------------------



3.       SUMMARY OF PRINCIPAL ACCOUNTING POLICIES (CONTINUED)

         (h)      Revenue and revenue recognition (Continued)

                  For sale of patented pharmaceutical formulas, the Company recognizes revenue upon delivery of the patented formulas.

         (i)      Retirement benefits

                  Retirement benefits in the form of contributions under defined contribution retirement plans to the relevant authorities are charged to the income statement as incurred.

         (j)      Foreign currency translation

                  The accompanying financial statements are presented in United States dollars. The functional currency of the Company is the Renminbi (RMB). The financial statements are translated into United States dollars from RMB at year-end exchange rates as to assets and liabilities and weighted average exchange rates as to revenues and expenses. Capital accounts are translated at their historical exchange rates when the capital transactions occurred.

                                                               2003        2002
                                                               ----        ----

                 Year end RMB : US$ exchange rate             8.2767      8.2773
                 Average yearly RMB : US$ exchange rate       8.2770      8.2770

                  The RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the Rmb amounts could have been, or could be, converted into US$ at the rates used in translation.

                 NANJING CHEMSOURCE PHARMACEUTICAL R&D CO., LTD.
                        NOTES TO THE FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002
                 ----------------------------------------------





3.       SUMMARY OF PRINCIPAL ACCOUNTING POLICIES (CONTINUED)

         (k)      Income taxes

                  The Company accounts for income tax using SFAS No. 109, "Accounting for Income Taxes". SFAS No. 109 requires an asset and allows recognition of tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future deductibility is uncertain.

         (l)      Use of estimates

                  The preparation of the financial statements in conformity with generally accepted accounting principles in the United states of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimates are made; however actual results could differ materially from those estimates.

                 NANJING CHEMSOURCE PHARMACEUTICAL R&D CO., LTD.
                        NOTES TO THE FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002
                 ----------------------------------------------





3.       SUMMARY OF PRINCIPAL ACCOUNTING POLICIES (CONTINUED)

         (m)      Comprehensive income (loss)

                  SFAS No. 130, Reporting Comprehensive Income, established standards for the reporting and display of comprehensive income, its components and accumulated balances in a full set of general purpose financial statements. SFAS No. 130 defines comprehensive income to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS No. 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is presented with the same prominence as other financial statements. The Company's only current component of comprehensive income is foreign currency translation adjustment.

         (n)      Recent Accounting Pronouncements

                  In January 2003, (as revised in December 2003) The Financial Accounting Standards Board ("FASB") issued Interpretation No. 46, "Consolidation of Variable Interest Entities", an interpretation of Accounting Research Bulletin ("ARB") No. 51, "Consolidated Financial Statements". Interpretation No. 46 addresses consolidation by business enterprises of variable interest entities, which have one or both of the following characteristics: (i) the equity investment at risk is not sufficient to permit the entity to finance its activities without additional subordinated support from other parties, which is provided through other interest that will absorb some or all of the expected losses of the entity; (ii) the equity investors lack one or more of the following essential characteristics of a controlling financial interest: the direct or indirect ability to make decisions about the entities activities through voting rights or similar rights; or the obligation to absorb the expected losses of the entity if they occur, which makes it possible for the entity to finance its activities; the right to receive the expected residual returns of the entity if they occur, which is the compensation for the risk of absorbing the expected losses.

                 NANJING CHEMSOURCE PHARMACEUTICAL R&D CO., LTD.
                        NOTES TO THE FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002
                 ----------------------------------------------




3.       SUMMARY OF PRINCIPAL ACCOUNTING POLICIES (CONTINUED)

         (n)      Recent Accounting Pronouncements (Continued)

                  Interpretation No. 46, as revised, also requires expanded disclosures by the primary beneficiary (as defined) of a variable interest entity and by an enterprise that holds a significant variable interest in a variable interest entity but is not the primary beneficiary.

                  Interpretation No. 46, as revised, applies to small business issuers no later than the end of the first reporting period that ends after December 15, 2004. This effective date includes those entities to which Interpretation 46 had previously been applied. However, prior to the required application of Interpretation No. 46, a public entity that is a small business issuer shall apply Interpretation 46 or this Interpretation to those entities that are considered to be special-purpose entities no later than as of the end of the first reporting period that ends after December 15, 2003.

                  Interpretation No. 46 may be applied prospectively with a cumulative-effect adjustment as of the date on which it is first applied or by restating previously issued financial statements for one or more years with a cumulative-effect adjustment as of the beginning of the first year restated.

                  In May 2003, the FASB issued SFAS No. 150, "Accounting For Certain Financial Instruments with Characteristics of both Liabilities and Equity". SFAS No. 150 changes the accounting for certain financial instruments with characteristics of both liabilities and equity that, under previous pronouncements, issuers could account for as equity. The new accounting guidance contained in SFAS No. 150 requires that those instruments be classified as liabilities in the balance sheet.

                 NANJING CHEMSOURCE PHARMACEUTICAL R&D CO., LTD.
                        NOTES TO THE FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002
                 ----------------------------------------------





3.       SUMMARY OF PRINCIPAL ACCOUNTING POLICIES (CONTINUED)

         (n)      Recent Accounting Pronouncements (Continued)

                  The implementation of the provisions these pronouncements is not expected to have a significant effect on the Company's financial statement presentation or disclosure.



4.       INCOME TAXES

         (a)      Corporation Income Tax ("CIT")

                  In accordance with the relevant tax laws and regulations, the corporation income tax rate is 33%. Income tax expense for the years ended December 31, 2003 and 2002 is summarized as follows:

                                          2003        2002
                                       ---------   ---------
                  Current:
                  CIT                  $    --     $    --
                  Deferred:
                  CIT                    116,918        --
                                       ---------   ---------

                  Income tax expense   $ 116,918   $    --
                                       =========   =========


                 NANJING CHEMSOURCE PHARMACEUTICAL R&D CO., LTD.
                        NOTES TO THE FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002
                 ----------------------------------------------



4.       INCOME TAXES (CONTINUED)

         (a)      Corporation Income Tax ("CIT") (Continued)

                  The  Company's  tax expense  differs from the  "expected"  tax expense  for the  years  ended  December  31,  2003  and  2002
                  (computed  by  applying  the  CIT  rate of 33  percent  to net profit) as follows:

                                                                 2003         2002
                                                              ---------    ---------
                  Computed "expected" expense                 $ 216,114    $    --
                  Non-taxable income net of non-deductible
                       expenses                                 (34,798)        --
                  Unused net operating loss carried forward     (64,398)        --
                                                              ---------    ---------

                  Income tax expense                          $ 116,918    $    --
                                                              =========    =========

                  The tax effects of temporary differences that give rise to significant portions of deferred tax liabilities/(assets) are as follows at December 31, 2003 and 2002:

                                                                 2003         2002
                                                              ---------    ---------
                  Deferred tax assets:
                    Depreciation                              $   6,699    $   2,759
                    Research and development costs not
                       yet deducted for tax purpose             193,189       99,045
                    Others costs not yet deducted for
                       tax purpose                               29,837        8,100
                    Net operating loss carry forward             64,398       45,114
                                                              ---------    ---------
                                                                294,123      155,018
                  Deferred tax liabilities:
                    Revenue not yet taxable                    (411,041)     (55,819)

                  Less: Valuation allowance                        --        (99,199)
                                                              ---------    ---------

                  Net deferred tax liability                  $(116,918)   $    --
                                                              =========    =========

                 NANJING CHEMSOURCE PHARMACEUTICAL R&D CO., LTD.
                        NOTES TO THE FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002
                 ----------------------------------------------




4.       INCOME TAXES (CONTINUED)

         (b)      Business Tax ("BT")

                  The Company is subject to Business Tax, which is charged on the selling price at a general rate of 5% in accordance with the tax law applicable.


5.       PROPERTY, PLANT AND EQUIPMENT

         Property,  plant and equipment  consist of the following as of December
         31:

                                                            2003         2002
                                                         ----------   ----------

         At cost:-
         Equipment and machinery                         $   61,131   $   55,052
         Motor vehicles                                      15,749         --
         Furniture and fixtures                              10,110       10,110
                                                         ----------   ----------
                                                             86,990       65,162
                                                         ----------   ----------

         Less: Accumulated depreciation

         Equipment and machinery                             21,165       11,736
         Motor vehicles                                         492         --
         Furniture and fixtures                               5,361        3,339
                                                         ----------   ----------
                                                             27,018       15,075
                                                         ----------   ----------

         Net book value                                  $   59,972   $   50,087
                                                         ==========   ==========





         Depreciation expense for the years ended December 31, 2003 and 2002 was $11,943 and $9,567, respectively.

                 NANJING CHEMSOURCE PHARMACEUTICAL R&D CO., LTD.
                        NOTES TO THE FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002
                 ----------------------------------------------





6.       AMOUNTS DUE TO SHAREHOLDERS

         Name of shareholder                                2003         2002
         -------------------                             ----------   ----------

         Lufan An                                        $  272,085   $  180,181
         Xiahao Liu                                          37,316       24,887
         Xinzhong Shi                                        12,082        9,665
                                                         ----------   ----------
                                                         $  321,483   $  214,733
                                                         ==========   ==========

         The amounts due to shareholders are unsecured, interest-free and have no fixed repayment terms. The payments made by shareholders on behalf of the Company totalled $106,751 and $122,510 during the year ended December 31, 2003 and 2002, respectively.

7.       COMMITMENTS AND CONTINGENCIES

         (a)      Operating leases

                  The Company occupied office space and dormitory for the staffs from a third party. Accordingly, for the years ended December 31, 2003 and 2002 the Company recognized rental expense for these spaces in the amount of $14,008 and $13,537, respectively.

                 NANJING CHEMSOURCE PHARMACEUTICAL R&D CO., LTD.
                        NOTES TO THE FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002


NOTES


7.       COMMITMENTS AND CONTINGENCIES (CONTINUED)

         (a)      Operating leases (Continued)

                  As  of  December  31,  2003,   the  Company  has   outstanding
                  commitments in respect of non-cancellable operating leases, which fall due as follows: 2003

                  Within one year                                   $      7,776
                  After one year but within five years                      --
                                                                    ------------
                                                                    $      7,776
                                                                    ============

8.       REGISTERED CAPITAL

         The registered capital of the Company has been paid as follows:

         Registered and paid up capital          2003                 2002
         ------------------------------   -----------------    -----------------

         Shareholder/Director             $19,931       33%    $19,931       33%
         Shareholders                      40,466       67%     40,466       67%
                                          -------   -------    -------   -------
         Total                            $60,397      100%    $60,397      100%
                                          =======   =======    =======   =======